Exhibit 99.2

Strictly Confidential

SHAREHOLDERS AGREEMENT

OF

CAMEL ZQ LIMITED

Dated as of January 25, 2022

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is effective from January 25, 2022 by and among:

(1)       Camel ZQ Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”);

(2)       Camel Zhengqi Limited, a BVI business company incorporated with limited liability under the laws of the British Virgin Islands (“Centurium”);

(3)       Classic Eternity (Cayman) Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Classic Eternity”); and

(4)        each other party who executes and delivers a Deed of Adherence (as defined below) and becomes a party to this Agreement after the date hereof in accordance with the terms hereof.

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company is a shareholder of Camel Humps Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Bidco”);

WHEREAS, the Bidco entered into a securities purchase agreement with (a) Primus Investments Fund, L.P. (in official liquidation), an exempted limited partnership registered under the Laws of the Cayman Islands (“Primus”), (b) Summer Fame Limited (in liquidation), an exempted limited company incorporated under the Laws of the British Virgin Islands (“Summer Fame”), and (c) Haode Investment Inc. (in liquidation), an exempted limited company incorporated under the Laws of the British Virgin Islands (“Haode”, together with Primus and Summer Fame, collectively, the “Sellers”, each of the Sellers acting through Messrs. Patrick Cowley of KPMG, 8th Floor, Prince’s Building, 10 Chater Road, Central, Hong Kong, Jeffrey Stower of Teneo (formerly at KPMG, Six Cricket Square, P.O. Box 493, George Town, Cayman Islands), and Russell Crumpler of Teneo (formerly at KPMG, 3rd Floor, Banco Popular Building, Road Town, Tortola, British Virgin Islands), in their capacities as joint official liquidators, with respect to Primus, and as joint liquidators, with respect to Haode and Summer Fame (collectively in such capacities, the “Joint Liquidators”)) on August 14, 2021 and a deed of amendment and restatement in respect thereof entered into by the same parties on January 25, 2022 (collectively, and as may be amended, restated, waived, supplemented or otherwise modified from time to time, the “Luckin SPA”) pursuant to which the Bidco agreed to purchase from the Sellers certain class A ordinary shares of Luckin Coffee Inc. (in provisional liquidation), an exempted company incorporated under the Laws of the Cayman Islands with company number 324324 and listed on OTC Pink (OTCPK: LKNCY) (“Luckin”), among which the Luckin Shares (as defined below) will be distributed to the Company pursuant to Section 8.5 (the “Luckin Investment”);

WHEREAS, for the purposes of funding the Luckin Investment, Centurium, Classic Eternity and the Company entered into an investment agreement dated August 14, 2021 and a deed of amendment and restatement in respect thereof entered into by the same parties on January 19, 2022 (collectively, and as may be amended, restated, waived, supplemented or otherwise modified from time to time, the “Investment Agreement”) pursuant to which each of Centurium and Classic Eternity agreed to make certain capital contributions to the Company, which amount will be converted into certain Class A Ordinary Shares (as defined below) and certain Class B Ordinary Shares (as defined below), respectively, in accordance with the terms and conditions set forth therein;

WHEREAS, upon the consummation of the transactions contemplated under the Investment Agreement in connection with the first Closing, Centurium and Classic Eternity will become Shareholders of the Company, and the Parties desire to enter into this Agreement on the terms and conditions herein to set forth the rights and obligations of the Shareholders with respect to their interest in the Company and their indirect interest in Luckin; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1 (and terms not otherwise defined shall have the meanings specified in Exhibit C):

“30-Day VWAP” means, as of a date of determination, the volume weighted average price of the relevant securities trading on a national or international securities exchange or over-the-counter market on which such securities are then listed or quoted for trading as reported by Bloomberg for the thirty (30) Trading Days prior to the date of determination. The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“ADS” means American depositary shares of Luckin, each of which (as of the Closing) represents eight (8) class A ordinary shares of Luckin.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediary entities Controls, is Controlled by or is under common Control with, such Person. In the case of a Person who is an individual, the term “Affiliate” shall include such Person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the person provides material support. With respect to Centurium, an “Affiliate” of such Person includes an investment fund or vehicle (and any entities Controlled by such investment fund or vehicle) with respect to which the Person that manages or advises such investment fund or vehicle is Centurium Capital or an Affiliate of Centurium Capital. With respect to Classic Eternity, an “Affiliate” of such Person includes an investment fund or vehicle (and any entities Controlled by such investment fund or vehicle) with respect to which the Person that manages or advises such investment fund or vehicle is the entity mentioned in the definition of “Affiliate” in the Investment Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Approvals” means all rights, licenses, permits, approvals, waivers, consents and authorizations of, and all registrations and filings with, any Governmental Authority.

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company adopted on the Effective Date.

“Bidco” has the meaning set forth in the Recitals.

“Bidco Luckin Shares” means the number of class A ordinary shares of Luckin acquired by the Bidco pursuant to the Luckin SPA (and any other Equity Securities into which such shares be exchanged or converted in a recapitalization or other similar event, and any other Equity Securities that may be issued in respect of or in exchange for such Equity Securities). For the avoidance of doubt, the Bidco Luckin Shares shall be (a) 383,425,748 if both the Cayman Transaction and the BVI Transaction are consummated; (b) 131,250,000 if the Cayman Transaction (but not the BVI Transaction) is consummated; and (c) 252,175,748 if the BVI Transaction (but not the Cayman Transaction) is consummated, in each of the foregoing cases, in accordance with the terms of the Luckin SPA.

“Board” has the meaning set forth in Section 2.1(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands, the British Virgin Islands or Hong Kong are authorized or required by applicable Law to close.

“BVI Transaction” means the “BVI Transaction”, as defined in the Luckin SPA.

“Call Notice” has the meaning set forth in Section 3.3(b).

“Call Right” has the meaning set forth in Section 3.3(a).

“Capital Contribution” has the meaning given to such term in the Investment Agreement.

“Cayman Transaction” means the “Cayman Transaction”, as defined in the Luckin SPA.

“Centurium” has the meaning set forth in the Preamble.

“Centurium Capital” means Centurium Capital Management Ltd..

“Centurium Parties” means Centurium and, after the Effective Date, any Permitted Transferees of Centurium who come to hold any Equity Securities in accordance with this Agreement.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, as applicable, of such entity.

“Class A Ordinary Shares” means the class A ordinary shares in the capital of the Company, par value US$1.00 per share, designated as such in the Articles with the rights, privileges, restrictions and conditions set out therein.

“Class B Ordinary Shares” means the class B ordinary shares in the capital of the Company, par value US$1.00 per share, designated as such in the Articles with the rights, privileges, restrictions and conditions set out therein.

“Class C Ordinary Shares” has the meaning set forth in Section 3.6(g).

“Classic Eternity” has the meaning set forth in the Preamble.

“Classic Eternity Parties” means Classic Eternity and, after the Effective Date, any Permitted Transferees of Classic Eternity who come to hold any Equity Securities in accordance with this Agreement.

“Closing” has the meaning given to such term in the Investment Agreement.

“Closing Date” has the meaning given to such term in the Investment Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Relevant Shares” has the meaning set forth in Section 3.5(d).

“Confidential Information” has the meaning set forth in Section 9.14(b).

“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (a) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person; or (b) the power to appoint or elect a majority of the members of the board of directors of such Person.  The terms “Controlled by”, “Controlled” and “under common Control with” (or similar terms of like effect) shall have correlative meanings.

“Coordinated Sale” has the meaning set forth in Section 3.2(b).

“Coordinated Sale Notice” has the meaning set forth in Section 3.2(c).

“Coordinated Sale Price” has the meaning set forth in Section 3.2(c).

“Coordinated Seller” has the meaning set forth in Section 3.2(b).

“Deed of Adherence” means the deed of adherence in form of Exhibit A attached hereto.

“Director” has the meaning set forth in Section 2.1(a).

“Disclosing Party” has the meaning set forth in Section 9.14(c).

“Distributed Proceeds” means the proceeds of each distribution made by the Company pursuant to this Agreement and the Articles to a Shareholder in respect of the Equity Securities held by such Shareholder (including those made in accordance with ARTICLE VI), whether in cash or in the form of a Permitted Share Distribution and whether by liquidating distribution or otherwise; provided that securities received by a Shareholder as a result of any share split, reverse share split, recapitalization or exchange or conversion of Equity Securities of the Company shall not be deemed to be Distributed Proceeds.

“Down Round Issuance” has the meaning set forth in Section 3.6(c).

“Drag-Along Sale” has the meaning set forth in Section 4.4(a).

“Drag-Along Sale Notice” has the meaning set forth in Section 4.4(b).

“Dragged Shareholder” has the meaning set forth in Section 4.4(a).

“Dragging Shareholder” has the meaning set forth in Section 4.4(a).

“Effective Date” has the meaning set forth in Section 9.16.

“Equity Securities” means the equity securities (including any securities convertible into, exchangeable for or exercisable for any equity securities or any equity-linked securities) of the Company, including the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares; and where the context so specifies, the equity securities (including any securities convertible into, exchangeable for or exercisable for any equity securities or any equity-linked securities) of any other Person.

“Excluded Shares” has the meaning set forth in Section 3.5(c).

“Existing Centurium Shares” means the Equity Securities of Luckin held by Lucky Cup Holdings Limited and Fortunate Cup Holdings Limited, being 144,778,500 class B ordinary shares of Luckin and the Equity Securities of Luckin held by Cannonball Limited, being 295,384,615 senior convertible preferred shares of Luckin, and any other Equity Securities into which such shares be exchanged or converted in a recapitalization or other similar event, and any other Equity Securities of Luckin that may be issued in respect of or in exchange for such Equity Securities.

“Exit Event” has the meaning set forth in Section 5.1(a).

“Exit Exercise Notice” has the meaning set forth in Section 3.5(a).

“Exit Notice” has the meaning set forth in Section 3.5(a).

“Expenses” has the meaning set forth in Section 9.13(b).

“Fair Market Value” means, as of any date of determination, (a) with respect to the Luckin Shares or any Swapped Securities, (i) the 30-Day VWAP as of such date (if the Luckin Shares or any Swapped Securities (or ADS representing the same) are listed or admitted for trading on any national or international securities exchange or over-the-counter market as of such date), as adjusted if applicable to reflect the correct number of shares per ADS or (ii) the fair market value of such securities as determined by an independent, internationally recognized and reputable valuation firm jointly selected by Centurium and Classic Eternity (to which the selection procedures relating to an Independent Firm set out in Section 4.2(a) will apply mutatis mutandis); (b) with respect to 100% of the Equity Securities of the Company, the result of (x) the aggregate Fair Market Value of the Luckin Shares or any Swapped Securities held by the Company as calculated in accordance with the foregoing clause (a), plus (y) the aggregate amount of cash held by the Company, less (z) the aggregate amount of any indebtedness of the Company (provided that if Centurium reasonably determines that the Company has other assets or liabilities not taken into account by this definition, Centurium may have the Company’s Fair Market Value determined by an independent, internationally recognized and reputable valuation firm jointly selected by Centurium and Classic Eternity (to which the selection procedures relating to an Independent Firm set out in Section 4.2(a) will apply mutatis mutandis)); and (c) with respect to any number of Equity Securities of the Company, the product of (x) the Fair Market Value of the Company as determined in accordance with the preceding clause (b), multiplied by (y) the quotient of (A) such number of Equity Securities, divided by (B) the aggregate number of Equity Securities of the Company then outstanding.

“Foreign Account Reporting Requirements” shall mean (a) Sections 1471 through 1474 of the Code, and any U.S. Dept. of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto, any similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes, and any similar future law, regulations or guidance promulgated by any Governmental Authority of the United States of America; (b) any current or future intergovernmental agreement, treaty, regulation, guidance or any other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in clause (a); and (c) any law, intergovernmental agreement or other legal or administrative requirement similar to clauses (a) or (b) promulgated or agreed to by any jurisdiction, including the Standard for Automatic Exchange of Financial Account Information (Common Reporting Standard) of the Organisation for Economic Co-operation and Development.

“Governmental Approval” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of any Governmental Authority.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international securities exchange on which the securities of the applicable Party or its Affiliates are listed.

“Haode” has the meaning set forth in the Recitals.

“HKIAC” as the meaning set forth in Section 9.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hong Kong Taxes” has the meaning set forth in Section 8.3(d).

“Incurred HK Taxes” has the meaning set forth in Section 8.3(d).

“Indemnified Person” has the meaning set forth in Section 9.15.

“Independent Firm” has the meaning set forth in Section 4.2(b).

“Interim Sale Profit Sharing Mechanism” has the meaning set forth in Section 6.3.

“Investment Agreement” has the meaning set forth in the Recitals.

“Law” means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a securities exchange or regulatory body.

“Lien” means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing.

“Luckin” has the meaning set forth in the Recitals.

“Luckin Investment” has the meaning set forth in the Recitals.

“Luckin IRA” means the Third Amended and Restated Investors’ Rights Agreement of Luckin dated April 17, 2019.

“Luckin New Issuance” has the meaning set forth in Section 3.6(a).

“Luckin New Issuance Notice” has the meaning set forth in Section 3.6(b).

“Luckin Oversubscription Notice” has the meaning set forth in Section 3.6(d).

“Luckin Shares” has the meaning given to such term in the Investment Agreement.

“Luckin SPA” has the meaning set forth in the Recitals.

“Non Pro Rata Subscription” has the meaning set forth in Section 3.6(e)(ii).

“Non Pro Rata Subscription Party” has the meaning set forth in Section 3.6(e)(ii).

“Non-Disclosing Parties” has the meaning set forth in Section 9.14(c).

“Observer” has the meaning set forth in Section 2.1(c).

“Operational Expenses” means those Expenses set forth in items (A), (B, (C), (F) and (G) of Section 9.13(b)(iii) and (iv).

“Original Share Pledge” means the equitable share mortgage, dated on or about the Effective Date, granted by Centurium in favor of Classic Eternity over all of the Equity Securities held by Centurium as of the Effective Date, as may be further amended, modified, supplemented or restated from time to time.

“Participating Seller” has the meaning set forth in Section 3.2(b).

“Partnership” means Cameleer L.P., a Cayman Islands exempted limited partnership.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Pass-Through Subscription Right” means the right (and not the obligation) of the Centurium Parties and/or the Classic Eternity Parties (as applicable) to cause the Company to exercise its Pre-Emptive Right to subscribe for certain Luckin Equity Securities pursuant to Section 3.6.

“Permitted Share Distribution” has the meaning set forth in Section 5.1(b).

“Permitted Transferee” means with respect to any Shareholder, any Affiliate of such Shareholder.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), trust, association, entity or Governmental Authority.

“PRC” means the People’s Republic of China (which, solely for the purposes of this Agreement and the other Transaction Documents, shall exclude Hong Kong, the Macau Special Administrative Region and Taiwan).

“Pre-Emptive Right” means the right of the Company to participate in a Luckin New Issuance pursuant to the terms of the Luckin IRA (as a result of the Joinder Agreement to be executed pursuant to Part B of Exhibit D).

“Primus” has the meaning set forth in the Recitals.

“Prior Agreements” has the meaning set forth in Section 9.4.

“Pro Rata Portion” means as of any date of determination, with respect to any Shareholder or group of Shareholders, the percentage represented by the quotient of (a) the number of Equity Securities owned by such Shareholder or group of Shareholders divided by (b) the total number of Equity Securities owned by all Shareholders.

“Pro Rata Subscription” has the meaning set forth in Section 3.6(e)(i).

“Proceeding” means any claim, demand, action, suit, litigation, arbitration or proceeding, or any audit or investigation, brought by or before any Governmental Authority.

“Prospective Purchaser” has the meaning set forth in Section 3.2(b).

“Public Notice 7 Taxes” means any Taxes payable in accordance with the State Administration of Taxation’s Bulletin on Several Issues of Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-resident Enterprises (关于非居民企业间接转让财产企业所得税若干问题的公告) (State Administration of Taxation Bulletin 2015 No. 7).

“Qualifying Sale” has the meaning set forth in Section 3.5(c).

“Recognized Exchange” means any of the Hong Kong Stock Exchange, the New York Stock Exchange, NASDAQ, the Shanghai Stock Exchange STAR Market, the Shenzhen Stock Exchange and any other internationally recognized stock exchange as approved by Classic Eternity, acting reasonably.

“Representative” has the meaning set forth in Section 9.14(c).

“RMB” means the lawful currency of the PRC.

“Sale Proceeds” means the aggregate cash sale proceeds received by the Shareholders in any sale of the Equity Securities in accordance with Section 3.2, Section 3.3, Section 3.5, Section 4.2, Section 4.3 or Section 4.4 (but not including, for the avoidance of doubt, any proceeds that may be received in connection with a Transfer pursuant to Section 3.4 to any Permitted Transferees).

“Sellers” has the meaning set forth in the Recitals.

“Selling Shareholder” has the meaning set forth in Section 3.2(b).

“Shareholders” means the members of the Company set forth in the Company’s register of members from time to time, and “Shareholder” means any of the Shareholders.

“Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares, and “Share” means any of the Shares.

“Subsidiary” means, with respect to any Person, each other Person in which the first Person (a) owns, directly or indirectly, share capital or other Equity Securities representing more than fifty percent (50%) of the outstanding voting stock or other Equity Securities, (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person, or (c) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Summer Fame” has the meaning set forth in the Recitals.

“Supplemental Share Pledge” means any equitable share mortgage granted by any Centurium Party (other than Centurium) in favor of Classic Eternity or any other Classic Eternity Party so designated over certain the Equity Securities held by such Centurium Party in accordance with Section 8.2(b) or Section 8.2(c), as may be further amended, modified, supplemented or restated from time to time.

“Swapped Securities” has the meaning set forth in Section 5.1(b).

“Tax”, “tax”, “Taxes” or “taxes” means any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including goods and services tax, enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education tax), property (including urban real estate tax and land use taxes), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes of any kind whatsoever, and all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any of the foregoing tax items.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Third Party Process” has the meaning set forth in Section 4.2(b).

“Third Party Sale” has the meaning set forth in Section 4.2(b).

“Third Party Sale Notice” has the meaning set forth in Section 4.2(a).

“Third Party Sale Process Long Stop Date” has the meaning set forth in Section 4.2(d).

“Trading Day” means (a) if the securities are listed or admitted for trading on any national or international securities exchange, days on which such national or international securities exchange is open for business; (b) if the securities are quoted on The Nasdaq National Market or any other system of automated dissemination of quotations of securities price, days on which trades may be effected through such system; or (c) if the securities are not listed or admitted for trading as described in the foregoing (a) or (b), days on which such securities are traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such securities are available.

“Transaction Documents” means this Agreement, the Articles, the Investment Agreement, the Original Share Pledge, the Supplemental Share Pledges (if any) and any other agreement, document or instrument required to be executed and delivered by any of the Shareholders in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

“Transaction Expenses” means with respect to the Luckin Investment, a Coordinated Sale, Interim Sale or Exit Event, all reasonable out-of-pocket fees and expenses incurred by or for the benefit of (a) the Company or (b) the Shareholders as a whole (and not for a particular Shareholder for its own benefit (provided that any expenses relating to the negotiation of a higher transaction price shall be deemed to be for the benefit of the Shareholders as a whole)) in connection with such transaction, including those incurred prior to and for the evaluation, implementation, negotiation or consummation of such transaction, including the reasonable fees and expenses incurred in the transaction process for financial, legal, regulatory, tax or commercial due diligence and reasonable legal fees incurred by external legal counsels in connection with the evaluation, negotiation, implementation and/or financing of such transaction.

“Transaction Terms” has the meaning set forth in Section 9.14(a).

“Transfer” means to, directly or indirectly, sell, transfer, assign, give, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily. The terms “Transferor”, “Transferee” and “Transferred” (or similar terms of like effect) shall have correlative meanings.

“Transferred Securities” has the meaning set forth in Section 3.2(b).

“U.S.” means the United States of America.

“Up Round Issuance” has the meaning set forth in Section 3.6(b).

“US$” means the lawful currency of the U.S..

Section 1.2            Interpretation and Rules of Construction.

(a)               Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)                 the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(ii)              any reference in this Agreement to an Article, Section or Exhibit is to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. All Exhibits hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(iii)            any reference in this Agreement to any agreement or contract shall refer to the same as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, and any reference in this Agreement to any clause, section or provision of any agreement or contract shall refer to such clause, section or provision as may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the relevant agreement or contract;

(iv)             the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(v)               any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa;

(vi)             words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(vii)          when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded;

(viii)        any share number or share price calculation shall be appropriately adjusted to take into account any share split, share dividends, share consolidation, share combination, recapitalization, bonus issue or similar event;

(ix)             if any payment hereunder would have been, but for this Section 1.2(a)(ix), due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date; and

(x)               references to “writing”, “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(b)               In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

GOVERNANCE OF THE COMPANY AND PROTECTIVE PROVISIONS

Section 2.1            Board of Directors and Governance of the Company.

(a)               Subject to applicable Laws, the Articles and other provisions of this Agreement, the business and affairs of the Company shall be conducted as directed by the board of directors of the Company (the “Board”). The Board shall have all such powers and authorities, and may do all such acts and things, to the maximum extent permitted by applicable Laws, the Articles and this Agreement. The Board shall consist of such number of members as may be determined by Centurium from time to time (each, a “Director” and collectively, the “Directors”).

(b)               For so long as they hold any Equity Securities, the Centurium Parties shall have the right and power to appoint all of the Directors.

(c)               For as long as they hold any Equity Securities, the Classic Eternity Parties shall have the right to appoint one (1) non-voting observer to attend all meetings of the Board or of any committee of the Board (if any) (the “Observer”). Consistent with this right, the Company shall provide the Observer notice of any such Board or committee meetings (simultaneously with notice to Directors), as well as copies of all minutes, consents and other materials provided to Directors.

(d)               The Company shall pay all fees, charges and expenses (including travel and related expenses) incurred by any Director(s) or Observer in connection with (i) attending the meetings of the Board and all committees thereof (if any); and (ii) in the case of the Director(s), conducting any other Company business requested by the Company.

Section 2.2            Protective Provisions - Acts Requiring Approval by Classic Eternity. Subject to applicable Laws, for so long as any of the Classic Eternity Parties holds any Equity Securities, the Company shall not effect any of the following actions or transactions without the prior written approval of Classic Eternity (except for any such transactions (whether in a single transaction or a series of related transactions) in connection with which the Classic Eternity Parties will have received an aggregate amount that would enable the Classic Eternity Parties to achieve the Maximum Return):

(a)               any issuance of any Equity Securities (except for (i) any share split, share dividend, recapitalization or other similar event with respect to which the Classic Eternity Parties and the Centurium Parties are treated in the same manner in accordance with their respective Pro Rata Portions and (ii) any issuance of any Equity Securities pursuant to Section 3.6);

(b)               any distribution to the Shareholders by way of dividend (cash or non-cash) that is not on a pro rata basis in accordance with the respective Pro Rata Portions of the Classic Eternity Parties and the Centurium Parties, except in accordance with ARTICLE V or Section 6.2;

(c)               (i) any payment of transaction fees, advisory fees or any other payments made by the Company to Centurium or its Affiliates, except for (x) any distribution to the Centurium Parties as Shareholders in accordance with the terms of the Transaction Documents, (y) payment of any fees and/or expenses incurred or paid by Centurium or any of its Affiliates on behalf of or for the benefit of the Company (including, for the avoidance of doubt, fees and expenses payable to third party service providers or consultants in connection with their services provided for the direct or indirect benefit of the Company, regardless of whether such services are provided to the Company only or to Centurium and its Affiliates as a whole (in which case, to the extent such payment relates to the Company’s proportionate share of such services only)); or (ii) a sale of the Luckin Shares to Centurium or its Affiliates for a consideration below Fair Market Value; and

(d)               waiver of the Pre-Emptive Right in connection with a Down Round Issuance.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1            General Restrictions on Transfer.

(a)               No Shareholder may Transfer any Equity Securities unless such Transfer is conducted in compliance with all applicable Laws, this Agreement and the Articles. Each Shareholder agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this ARTICLE III, whether by holding the Equity Securities indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities in such Shareholder or another Person or otherwise. Any Transfer or attempted Transfer of any Equity Securities not made in compliance with this Agreement shall be null and void ab initio and shall not be entered into the Company’s register of members, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Equity Securities for all purposes of this Agreement.

(b)               Except in accordance with Section 3.3, Section 3.4, Section 3.5 or ARTICLE IV, the Centurium Parties may transfer Equity Securities only pursuant to a Coordinated Sale in accordance with Section 3.2.

(c)               Notwithstanding anything to the contrary herein, no transfer of limited partnership interest in any investment fund or vehicle managed or advised by any Affiliate of any of the Centurium Parties or the Classic Eternity Parties shall be subject to any restriction herein or be deemed to be a “Transfer” hereunder.

(d)               Except (i) with the prior written consent of Centurium; or (ii) in accordance with Section 3.2, Section 3.3, Section 3.4, Section 3.5 or ARTICLE IV, no Shareholder (other than the Centurium Parties) may Transfer any Equity Securities to any Person.

(e)               In addition to any legends required by applicable Laws, each certificate representing the Shares (to the extent such Shares are certificated) shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, AT THE DISCRETION OF THE COMPANY, UPON WRITTEN REQUEST TO THE COMPANY.”

(f)                Subject to Part A of Exhibit D, in the event of any Transfer of any Equity Securities in accordance with this Agreement, any Shareholder that is the Transferor in such Transfer undertakes to the other Parties that it shall comply with all applicable Tax Laws in respect of the Equity Securities to be Transferred (including PRC Tax Laws relating to any indirect transfer of equity interests in any entity in which the Company owns an interest, including as a result of any Transfer of Equity Securities), to timely make all such filings and withhold or pay all such Taxes, interests or other payment as may be required thereunder, and to indemnify the other Parties against any Taxes or losses that may be incurred by them due to a failure by the Transferor to make any relevant Tax filing or pay any of its Taxes, provided that if any proceeds from such Transfer of Equity Securities are used to comply with Part A of Exhibit E in the case of an Exit Event or the Interim Sale Profit Sharing Mechanism set forth in Section 6.3 in the case of a Coordinated Sale prior to an Exit Event, then all Taxes arising out of or in connection with such Transfer of Equity Securities corresponding to such amount of proceeds shall be borne by the Party that receives such proceeds (regardless of whether such Party is the Transferor). This Section 3.1(f) shall survive any termination of this Agreement with respect to such Shareholder.

Section 3.2            Coordinated Sale.

(a)               The Parties agree that, save for transfers pursuant to Section 3.3, Section 3.4, Section 3.5 and ARTICLE IV, any transfer of Equity Securities will be effected on a pro rata basis by the Shareholders in accordance with their respective Pro Rata Portions and in accordance with this Section 3.2.

(b)               In the event that, at any time, any of the Centurium Parties (the “Selling Shareholder”) proposes to transfer any Equity Securities (a “Coordinated Sale”) to any transferee that is not a Permitted Transferee of the Centurium Parties (the “Prospective Purchaser”), then each other Shareholder (the “Participating Seller”, and together with the Selling Shareholder, each a “Coordinated Seller”) shall (i) except as otherwise agreed between Centurium and such Participating Seller, participate in such Coordinated Sale on a pro rata basis by transferring a number of Equity Securities corresponding to such Shareholder’s Pro Rata Portion of the total number of Equity Securities proposed to be transferred (the “Transferred Securities”); (ii) waive any dissenters’, appraisal or other similar rights in connection with such Coordinated Sale; and (iii) otherwise take all other actions and execute and deliver all documents necessary to consummate such Coordinated Sale, including executing any consents, approvals or documents and making any filings or submissions with or to any Governmental Authority and voting in favor of such transaction.

(c)               The Selling Shareholder shall provide written notice of such Coordinated Sale to each Participating Seller (a “Coordinated Sale Notice”) at least fifteen (15) Business Days prior to the consummation of the proposed Coordinated Sale. The Coordinated Sale Notice shall specify (i) the identity of the Prospective Purchaser; (ii) the amount of consideration (the “Coordinated Sale Price”) for which the Coordinated Sale is proposed to be made, which shall be in cash; and (iii) the proposed closing date (if known) and all other material terms and conditions of such proposed Coordinated Sale. Each Participating Seller shall be required to participate in the Coordinated Sale on the terms and conditions set forth in the Coordinated Sale Notice and to transfer its Pro Rata Portion of the Transferred Securities, including agreeing to bear its share of any indemnities, purchase price adjustment, deferred payment, indemnification, earn-out or other similar payment obligations that could be triggered following consummation of the Coordinated Sale as may be agreed to by the Selling Shareholder (and, in the case of such a Coordinated Sale that constitutes an Exit Event, subject to Part A of Exhibit E and, in the case of such a Coordinated Sale prior to an Exit Event, subject to the Interim Sale Profit Sharing Mechanism in Section 6.3). Notwithstanding the foregoing, the Participating Sellers shall not be obligated to (x) make any representations or warranties (other than as to title to the Equity Securities held by it, enforceability, due authorization and due execution, absence of conflicts and similar fundamental representations (which shall not include representations as to the business of the Company or Luckin)); or (y) agree to any restrictive covenant (other than any customary confidentiality obligations).

(d)               If reasonably requested by the Selling Shareholder, each Participating Seller shall deliver to a representative of the Selling Shareholder designated in the Coordinated Sale Notice (i) the certificates and other applicable instruments representing the Pro Rata Portion of the Transferred Securities held by such Participating Seller and a duly executed instrument of transfer and wire transfer or other instructions for payment of the consideration for the Pro Rata Portion of the Transferred Securities held by such Participating Seller; and/or (ii) all other documents required to be executed in connection with the Coordinated Sale, including a counterpart to the sale and purchase agreement or any document of a similar nature.

(e)               In the event that the Selling Shareholder determines to abandon a Coordinated Sale after having delivered a Coordinated Sale Notice, (i) the Coordinated Sale shall be terminated and the Coordinated Sale Notice shall cease to have any effect on any Participating Seller; and (ii) all the restrictions on Transfer of Equity Securities that would otherwise be applicable to the Selling Shareholder and each Participating Seller contained in this Agreement shall again be in effect and the Selling Shareholder shall be required to recommence the procedures set forth in this Section 3.2 if it subsequently again determines to make a Coordinated Sale. Whether to effect a sale of Equity Securities pursuant to this Section 3.2 by the Selling Shareholder or to terminate any such potential sale is in the sole and absolute discretion of the Selling Shareholder.

(f)                The aggregate proceeds received by the Selling Shareholder and the Participating Sellers in a Coordinated Sale (after deducting any reserves that the Selling Shareholder may reasonably determine to retain to cover potential liabilities or post-closing obligations relating to such Coordinated Sale) shall be distributed (i) if such Coordinated Sale is an Exit Event, in accordance with Part A of Exhibit E, and (ii) if such Coordinated Sale is prior to an Exit Event, in accordance with Section 6.3.

(g)               Each Coordinated Seller shall bear such Coordinated Seller’s share (based on its respective Pro Rata Portion) of all Transaction Expenses incurred by the Selling Shareholder in connection with a Coordinated Sale and for the benefit of all Coordinated Sellers (whether or not such Coordinated Sale is consummated) to the extent such expenses are not otherwise paid by the Company, subject to Part A of Exhibit E in the case of an Exit Event or the Interim Sale Profit Sharing Mechanism set forth in Section 6.3 in the case of a Coordinated Sale prior to an Exit Event.

Section 3.3            Call Right.

(a)               At any time after the Effective Date and prior to the consummation of an Exit Event (which shall, for the avoidance of doubt, include any time after the occurrence of an Event of Default and prior to the consummation of a Third Party Sale in accordance with Section 4.2), any Centurium Party may at its option (the “Call Right”) require the Classic Eternity Parties to transfer all (but not less than all) of the Equity Securities held by them for a purchase price equal to the Call Price.

(b)               If any Centurium Party elects to exercise its Call Right, it shall provide notice to the Classic Eternity Parties (a “Call Notice”). The Call Notice shall specify (i) the number of Equity Securities required to be transferred by the Classic Eternity Parties; (ii) the purchase price for such Equity Securities; and (iii) the transferee (being any Centurium Party or one of its designees). The Classic Eternity Parties shall be required to transfer all such Equity Securities as set forth in the Call Notice and take all necessary actions and enter into all necessary documents to effectuate any such transfer.

(c)               Centurium shall pay the Call Price in full to the Classic Eternity Parties no later than sixty (60) days following delivery of the Call Notice; provided that, concurrently with the payment of the Call Price, the Company shall make entries in its register of members to record and give effect to the transfer of the Equity Securities from the Classic Eternity Parties to any Centurium Party or one of its designees and cancel on the books and records of the Company the certificate(s) representing such Equity Securities to be transferred and thereupon all of the rights of Classic Eternity Parties in and to such Equity Securities to be transferred shall terminate.

Section 3.4            Exempt Transfer. Any Shareholder may Transfer Equity Securities to its Permitted Transferee; provided, however, that with respect to any Transfer by a Shareholder to its Permitted Transferee, (a) prior to the consummation of such Transfer, such relevant Permitted Transferee shall have entered into a Deed of Adherence in the form of Exhibit A attached hereto; (b) in the event such Permitted Transferee ceases to be a Permitted Transferee of such transferring Shareholder, any Shares held by such Permitted Transferee shall be Transferred back to such transferring Shareholder immediately; provided, further, that such Transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder; and (c) any such Transfer shall be subject to the Company and the Centurium Parties or the Classic Eternity Parties (as the case may be) having completed its “know your client” and anti-money laundering procedures on such relevant Permitted Transferee to their reasonable satisfaction without undue delay.

Section 3.5            Co-Sale Right.

(a)               If a Qualifying Sale is being proposed, Centurium shall deliver a written notice to Classic Eternity, which notice shall specify (i) the identity of the prospective buyer(s); (ii) the amount and form of consideration for which the Qualifying Sale is proposed to be made; (iii) the number of Company Relevant Shares that the Company would be selling if it were to participate in the Qualifying Sale, and (iv) the proposed closing date (if known) and all other material terms and conditions of such proposed Qualifying Sale (the “Exit Notice”). Within ten (10) Business Days of the date of the Exit Notice, Classic Eternity shall have the right to notify Centurium in writing whether it wishes the Company to participate in such Qualifying Sale (the “Exit Exercise Notice”) (provided, for the avoidance of doubt, that the Company, as directed by Centurium may always sell Luckin Equity Securities in accordance with Section 6.1).

(b)               Upon receipt of the Exit Exercise Notice stating that Classic Eternity wishes the Company to participate in such Qualifying Sale, Centurium shall use its commercially reasonable endeavors to, to the extent permitted by the applicable Laws and by the parties to such Qualifying Sale, procure the Company Relevant Shares to be disposed together with such Qualifying Sale at the same price and on the same terms as the Existing Centurium Shares that are being disposed of in such sale.

(c)               In the event that (i) Classic Eternity delivers an Exit Exercise Notice in accordance with Section 3.5(a), (ii) a Qualifying Sale is subsequently consummated, and (iii) Centurium fails to procure the Company Relevant Shares to be disposed together with the Existing Centurium Shares in such Qualifying Sale at the same price and on the same terms as the Existing Centurium Shares, Centurium shall, within three (3) months from the date of the consummation of such Qualifying Sale, procure a transaction whereby the Company shall transfer the Company Relevant Shares to any Person at a per share price not lower than the per share price at which the Existing Centurium Shares had been sold in such Qualifying Sale. Any failure by Centurium to consummate the transactions contemplated under the foregoing sentence in this Section 3.5(c) shall be deemed to be an Event of Default for the purposes of this Agreement. For the avoidance of doubt, other than as set forth in the preceding sentence, Classic Eternity shall not be entitled to bring any claim for breach or to other remedy resulting from a failure by Centurium to procure that the Company Relevant Shares be included in a Qualifying Sale in accordance with Section 3.5(b) or be sold pursuant to the first sentence of this Section 3.5(c) (other than, in the case of a failure to effect a transaction as contemplated by the first sentence of this Section 3.5(c), remedies hereunder that are triggered by the occurrence of an Event of Default).

(d)               For the purpose of this Section 3.5(d):

“Qualifying Sale” shall mean any sale by Lucky Cup Holdings Limited, Fortunate Cup Holdings Limited and/or Cannonball Limited of Existing Centurium Shares on or after the date hereof to a third party (which is not an Affiliate of Centurium), as a result of which (without giving effect to the provisions of Section 3.5) the percentage of all Existing Centurium Shares that will have been transferred to third parties (not including an Affiliate of Centurium) through the date of such sale exceeds by 30% or more than the percentage of Luckin Shares existing as of the date hereof that will have been sold by the Company to third parties (not including an Affiliate of Centurium) through the date of such sale.

“Company Relevant Shares” shall mean the number of Luckin Equity Securities derived from the following:

Company Relevant Shares = A × (B / C)

Where:

A = the total number of Luckin Equity Securities proposed to be transferred in a Qualifying Sale (not including any Excluded Shares);

B = the number of ordinary shares in Luckin held by the Company immediately prior to a Qualifying Sale; and

C = the sum of (i) the aggregate number of Existing Centurium Shares (with respect to the senior preferred shares, calculated on an as converted basis) held by Lucky Cup Holdings Limited, Fortunate Cup Holdings Limited and Cannonball Limited (other than the Excluded Shares) and (ii) the number ordinary shares in Luckin held by the Company immediately prior to a Qualifying Sale.

“Excluded Shares” means the maximum number of Existing Centurium Shares that could be transferred to third parties (not including an Affiliate of Centurium) in a sale to a third party without such sale being deemed to constitute a Qualifying Sale (i.e., a number of Existing Centurium Shares that, if sold, would result in the percentage of Existing Centurium Shares held as of the date hereof having been sold to third parties (not including Affiliates of Centurium) through the date of such sale exceeding by 30% the percentage of Luckin Shares held by the Company as of the date hereof that will have been sold by the Company through the date of such sale).

Section 3.6            Pre-emptive Right.

(a)               If (i) the Company receives notice pursuant to the Luckin IRA that a new issuance of Equity Securities of Luckin is being proposed (a “Luckin New Issuance”) and (ii) the Company has the Pre-Emptive Right pursuant to the Luckin IRA, then the provisions of Section 3.6(b) through Section 3.6(k) below shall apply.

(b)               In the event that (i) the Company receives notice pursuant to the Luckin IRA that a Luckin New Issuance is being proposed, (ii) the Company has the Pre-Emptive Right pursuant to the Luckin IRA, and (iii) the per share price of the Luckin Equity Securities to be issued in a Luckin New Issuance (after taking into account any share split, share dividend, recapitalization or other similar event) is equal to or greater than the per share purchase price of each Bidco Luckin Share under the Luckin SPA (an “Up Round Issuance”), the Company shall, within two (2) Business Days after it receives a notice from Luckin in accordance with the Luckin IRA, provide notice to each of Centurium and Classic Eternity (indicating (A) the type, number and per share price of Luckin Equity Securities to be issued; (B) the subscription period, proposed closing date (if known) and other material terms and conditions of the Luckin New Issuance; and (C) the number of Luckin Equity Securities that the Company is entitled to subscribe for pursuant to the Pre-Emptive Right) (the “Luckin New Issuance Notice”). Each Centurium Party shall have the Pass-Through Subscription Right to cause the Company to exercise its Pre-Emptive Right to subscribe for such number of Luckin Equity Securities up to its Pro Rata Portion of the total entitlement of the Company set out in the Luckin New Issuance Notice. If any Centurium Party elects to exercise its Pass-Through Subscription Right pursuant to this Section 3.6(b), Centurium shall inform Classic Eternity within five (5) Business Days after the Luckin New Issuance Notice of the number of Luckin Equity Securities that it will cause the Company to subscribe for, and each Classic Eternity Party shall have the right, but not the obligation, within two (2) Business Days by written notice to the Company and Centurium, to cause the Company to exercise its Pre-Emptive Right to subscribe for the same number of Luckin Equity Securities as those elected by the Centurium Parties. In the event that Classic Eternity Parties do not fully exercise their Pass-Through Subscription Right pursuant to this Section 3.6(b) but Centurium does, the latter shall have an oversubscription right, but not an obligation, to elect to cause the Company to further exercise any or all of the remainder of its entitlement within its Pre-Emptive Right pursuant to this Section 3.6(b) before the expiry of the subscription period. If no Centurium Party elects to exercise its Pass-Through Subscription Right pursuant to this Section 3.6(b), the Classic Eternity Parties shall not be entitled to exercise its Pass-Through Subscription Right pursuant to this Section 3.6(b).

(c)               In the event that (i) a Luckin New Issuance is being proposed, (ii) the Company has the Pre-Emptive Right pursuant to the Luckin IRA, and (iii) the per share price of the Luckin Equity Securities to be issued in a Luckin New Issuance (after taking into account any share split, share dividend, recapitalization or other similar event) is lower than the per share purchase price of each Bidco Luckin Share under the Luckin SPA (a “Down Round Issuance”), then (x) within two (2) Business Days after it receives a notice from Luckin in accordance with the Luckin IRA, the Company shall provide a Luckin New Issuance Notice to each of Centurium and Classic Eternity, and (y) each of the Centurium Parties and the Classic Eternity Parties shall have the Pass-Through Subscription Right to cause the Company to exercise its Pre-Emptive Right to subscribe for such number of Luckin Equity Securities up to their respective Pro Rata Portion of the total entitlement of the Company set out in the Luckin New Issuance Notice. Within five (5) Business Days of the Luckin New Issuance Notice, Classic Eternity may deliver a written notice to Centurium specifying the number of Luckin Equity Securities it intends to cause the Company to subscribe for; provided that the Classic Eternity Parties shall be permitted to make an election that is contingent on the Centurium Parties also exercising its Pass-Through Subscription Right, in which case the Classic Eternity Parties and Centurium Parties shall each subscribe for their respective Pro Rata Portion of Luckin Equity Securities. Within seven (7) Business Days of the Luckin New Issuance Notice, Centurium shall deliver a written notice to the Company and Classic Eternity specifying the number of Luckin Equity Securities it and the Classic Eternity Parties (as the case may be) intend to cause the Company to subscribe for. The failure by Classic Eternity to give a notice in time in accordance with this Section 3.6(c) shall be deemed an irrevocable waiver of its Pass-Through Subscription Right pursuant to this Section 3.6(c). In the event that the Classic Eternity Parties do not fully exercise their Pass-Through Subscription Right pursuant to this Section 3.6(c), the Centurium Parties shall have an oversubscription right, but not an obligation, to elect to cause the Company to further exercise any or all of the remainder of its entitlement within its Pre-Emptive Right pursuant to this Section 3.6(c) before the expiry of the subscription period.

(d)               In the event that the Company is granted an over-subscription right to subscribe for any additional Luckin Equity Securities that are not subscribed for by the other holders of the Pre-Emptive Right, the Company shall, within one (1) Business Day after it receives the oversubscription notice from Luckin in accordance with the Luckin IRA, provide an oversubscription notice to each of Centurium and Classic Eternity (indicating the number of Luckin Equity Securities that the Company is entitled to subscribe for pursuant to its oversubscription right) (the “Luckin Oversubscription Notice”). Centurium shall inform Classic Eternity within two (2) Business Days after the Luckin Oversubscription Notice whether it elects to exercise its oversubscription right and the number of Luckin Equity Securities that it will cause the Company to subscribe for, and each Classic Eternity Party (solely if it had exercised its right to participate in full in the Up Round Issuance in accordance with Section 3.6(b) or the Down Round Issuance in accordance with Section 3.6(c), as applicable), shall have the right, but not the obligation, within one (1) Business Day by written notice to the Company and Centurium, to cause the Company to exercise its oversubscription right to subscribe for the same number of Luckin Equity Securities as those elected by the Centurium Parties. In the event that the Classic Eternity Parties do not fully exercise their oversubscription right pursuant to this Section 3.6(d) but Centurium does, the latter shall have an oversubscription right, but not an obligation, to elect to cause the Company to further exercise any or all of the remainder of its entitlement within its oversubscription right pursuant to this Section 3.6(d) before the expiry of the subscription period. If no Centurium Party elects to exercise its oversubscription right pursuant to this Section 3.6(d), the Classic Eternity Parties shall not be entitled to exercise its oversubscription right pursuant to this Section 3.6(d). For the purposes of Section 3.6(d), Section 3.6(e) and Section 3.6(f), any subscription made by the Centurium Parties or the Classic Eternity Parties pursuant to an exercise of an over-subscription right under this Section 3.6(d) shall be deemed to be a separate and independent subscription from those made by them pursuant to Section 3.6(b) or Section 3.6(c), as the case may be.

(e)               In the event that:

(i)                 both Centurium and Classic Eternity elect to exercise their Pass-Through Subscription Right in accordance with their respective Pro Rata Portions (a “Pro Rata Subscription”), Section 3.6(f) shall apply; and

(ii)              only one of Centurium or Classic Eternity (but not both of them) elects to exercise its Pass-Through Subscription Right or if both Centurium and Classic Eternity elect to exercise their Pass-Through Subscription Right but the parties do not subscribe in accordance with their respective Pro Rata Portions (a “Non Pro Rata Subscription” and the relevant party the “Non Pro Rata Subscribing Party”), Section 3.6(g) shall apply.

(f)                Unless otherwise agreed upon between Centurium and Classic Eternity, any exercise of Pre-Emptive Right by the Company as a result of any Pro Rata Subscription shall be financed by the issuance of such number of Equity Securities (Class A Ordinary Shares to the Centurium Parties and Class B Ordinary Shares to the Classic Eternity Parties) in accordance with their respective Pro Rata Portions at a subscription price equal to the consideration for the relevant number of the Luckin Equity Securities to be subscribed for by the Company as designated by Centurium and Classic Eternity respectively.

(g)               Unless otherwise agreed upon between Centurium and Classic Eternity, any exercise of Pre-Emptive Right by the Company as a result of any Non Pro Rata Subscription shall be financed by the issuance of such number of non-voting “class C” Ordinary Shares (the “Class C Ordinary Shares”) to the Non Pro Rata Subscribing Party or one or more designated Affiliate(s) that gives such Class C Ordinary Shares a Pro Rata Portion being a percentage represented by the quotient of (i) the number of the newly subscribed Luckin Equity Securities (calculated on an ordinary share equivalent basis) pursuant to the Non Pro Rata Subscription divided by (ii) the aggregate number of Luckin Equity Securities (calculated on an ordinary share equivalent basis) that the Company owns immediately after the closing of the exercise of the Pre-Emptive Right, at a subscription price equal to the consideration for the relevant number of the Luckin Equity Securities to be subscribed for by the Company in the Non Pro Rata Subscription. Any Shareholder holding the Class C Ordinary Shares (in respect of the Class C Ordinary Shares only and without prejudice to their rights attached to other Equity Securities) shall not be deemed as a Profit Sharing Participant for the purposes of Part A of Exhibit E or the Interim Sale Profit Sharing Mechanism in Section 6.3, as applicable, but shall nonetheless be entitled to receive the Distributed Proceeds and Sale Proceeds in its Pro Rata Portion as a Shareholder.

(h)               The Centurium Parties and the Classic Eternity Parties shall, and the Company shall, take all actions reasonably necessary to consummate the transactions contemplated under this Section 3.6 (including the issuance of the Equity Securities and the distribution of the Luckin Equity Securities acquired in a Non Pro Rata Subscription to the Non Pro Rata Subscribing Party), including executing any consents, approvals or documents and making any filings or submissions with or to any Governmental Authority.

(i)                 To the extent requested by Centurium, the Parties shall agree to appropriate amendments to this Agreement and/or the Articles, which may entail forming a new class of shares or clarifying the terms of such Class C Ordinary Shares, so that the provisions hereof and thereof operate as intended after the completion of the Pro Rata Subscription or Non Pro Rata Subscription, as applicable (including to ensure that any Class C Ordinary Shares are not subject to the Profit Sharing Mechanism or the Interim Sale Profit Sharing Mechanism).

(j)                 All costs and expenses incurred in connection with the exercise of the Pre-Emptive Right and the Pass-Through Subscription Right pursuant to this Section 3.6 shall be borne:

(i)                 by the Company in a Pro Rata Subscription; or

(ii)              by the Non Pro Rata Subscribing Party in a Non Pro Rata Subscription.

(k)               Upon the consummation of any Non Pro Rata Subscription, Centurium shall have the right, but not the obligation to, at any time thereafter, to require the Company to effect a distribution in kind of the underlying Equity Securities in Luckin attributable to any Class C Ordinary Shares to holders of such Class C Ordinary Shares (upon which distribution such Class C Ordinary Shares shall be deemed to have been redeemed and not entitled to any further rights hereunder) provided that such Shareholder shall be required to adhere to all of such Centurium Party’s obligations under the relevant documentation pursuant to which such Equity Securities have been issued, and the Company shall assign all of its rights and obligations under such documents to such Shareholder.

ARTICLE IV

MANDATORY SALE, THIRD PARTY SALE and exit rights

Section 4.1            Mandatory Sale. Upon the occurrence of an Event of Default and provided that such Event of Default is continuing, (i) the Company or Centurium shall promptly notify Classic Eternity if and when they are aware of the same and (ii) Classic Eternity shall have the right, but not the obligation, to request the Company and all other Shareholders, by delivering a written notice to the Company and all other Shareholders (a “Third Party Sale Notice”), to initiate a Third Party Process in accordance with Section 4.2.

Section 4.2            Third Party Sale and Third Party Process.

(a)               (i) From the beginning of the fifty-fifth (55th) month following the last Closing Date (if no Exit Event has been consummated prior to such time); or (ii) if Classic Eternity exercises its right to demand a sale pursuant to Section 4.1 by delivering a Third Party Sale Notice, Centurium (on one hand) and Classic Eternity (on the other hand) shall exercise commercially reasonable endeavors to jointly select an Independent Firm substantially in accordance with the selection procedures below with a view to having such firm conduct a sale process with a view to effecting a sale of all of the interest in the Company held by all Shareholders to a bona fide third party (such sale, a “Third Party Sale”) by substantially following the procedures set forth in this Section 4.2 (such sale process, a “Third Party Process”). A Third Party Sale may be structured by way of (x) transfer or other disposition of all or substantially all of the Luckin Shares held by the Company for cash consideration; or (y) transfer or other disposition of all outstanding Equity Securities held by the Shareholders for cash consideration. The “Independent Firm” shall be selected by Classic Eternity within five (5) Business Days of Centurium delivering a list of three (3) internationally recognized and reputable investment banking firms (which, for the avoidance of doubt, shall include, to the reasonable knowledge of Centurium, personnel qualified and with requisite experience to perform the functions as described hereunder); provided that (A) if Centurium fails to make the proposal within fifteen (15) Business Days of the Third Party Sale Notice, Classic Eternity (acting reasonably) shall be free to select an Independent Firm that meets the aforementioned qualification requirements to act as an Independent Firm and (B) if Classic Eternity fails to select one of the three investment banking firms proposed by Centurium within ten (10) Business Days of receiving Centurium’s list, then Centurium shall be free to select an Independent Firm out of its original list to act as the Independent Firm. The Centurium Parties and the Classic Eternity Parties will exercise their commercially reasonable endeavors to cause the Company to enter into an engagement letter with the Independent Firm within twenty (20) days of the Independent Firm having been selected in accordance with the foregoing sentence, which engagement letter will (1) contain terms that are substantially consistent with this Section 4.2, and (2) provide that the Independent Firm will assist with the administration and implementation of the Third Party Process, including reaching out to potential purchasers and negotiating with any potential purchaser regarding the terms and conditions thereof; and (3) provide that the Independent Firm will keep the Shareholders informed, from time to time and at the reasonable request of any of them, of any material developments relating to such Third Party Sale and Third Party Process. The costs of the Independent Firm shall be borne by the Company, provided that the incurrence of such costs shall be agreed by both Centurium and Classic Eternity in writing prior to the engagement of the Independent Firm or otherwise in advance of such costs being incurred and the Parties agree that any delay in entering into such engagement agreement not caused by the Company or any Centurium Party shall not be deemed to be a material breach of this Section 4.2.

(b)               In the event that the Independent Firm, prior to the Third Party Sale Process Long Stop Date, provides (i) a written notice to each of the Shareholders (and in the case of a sale of Luckin Shares, the Company) whereby it recommends the consummation of a Third Party Sale and (ii) a written confirmation with evidence satisfactory to the Shareholders that the price is the best market price available, then each of the Shareholders (and in the case of a sale of Luckin Shares, the Company) shall (x) agree to participate in the Third Party Process on such terms and conditions approved by the Independent Firm; and (y) reasonably cooperate with the Independent Firm to consummate the Third Party Sale, including, if required, transferring its Equity Securities (and in the case of a sale of Luckin Shares, the Company transferring the Luckin Shares held by it) to the selected purchaser at the same price and on the same terms and conditions pursuant to the definitive agreements governing the Third Party Sale and passing resolutions and executing agreements or other documents needed to enter into and to consummate the Third Party Sale; provided that the Shareholders and the Company shall not be obligated to (A) make any representations or warranties (other than as to title to the Equity Securities held by it, enforceability, due authorization and due execution, absence of conflicts and similar fundamental representations (which shall not include representations as to the business of the Company or Luckin)); (B) agree to any restrictive covenant (other than any customary confidentiality obligations); (C) agree to any purchase price adjustment, deferred payment, indemnification, earn-out or other similar payment obligations that could be triggered following consummation of the Third Party Sale; or (D) consummate or take any action with respect to any Third Party Sale that would not be consummated prior to the Third Party Sale Process Long Stop Date. Each of the Shareholders further agrees not to exercise any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to or in connection with the Third Party Sale.

(c)               The Third Party Process shall be conducted by the Independent Firm through market standard procedures and in a way to maximize the interests of all Shareholders, taking into consideration the amount of consideration to be received and the deal certainty. The Independent Firm shall use its best endeavors to obtain the best possible market price for the Third Party Sale and the terms and conditions shall be on arm’s length basis and consistent with market practice. If any potential purchaser in the Third Party Process (x) has any affiliation (either through beneficial ownership of Equity Securities or by Contract) with any Shareholder or its Affiliates; or (y) has a business relationship with any Shareholder or its Affiliates with such business relationship to reasonably be expected to create a material conflict of interests in the Third Party Process, such affiliation or business relationship shall be disclosed by such Shareholder to the other Shareholder(s) before the participation of such purchaser in such Third Party Process. The Independent Firm shall decide whether to permit the participation of such potential purchaser and whether to impose special rules to prevent conflicts of interests with respect to such potential purchaser and the related Shareholder.

(d)               Unless otherwise agreed in writing by Centurium and Classic Eternity, the Third Party Sale shall be consummated by no later than the earlier of (i) the fifth (5th) anniversary of the Closing, or (ii) within six (6) months of the Classic Eternity Parties exercising their right to demand a sale pursuant to Section 4.1, as applicable (the earlier of (i) or (ii), the “Third Party Sale Process Long Stop Date”; provided that if, as of the earlier of (i) or (ii), the definitive agreement has been executed in connection with a Third Party Sale but the Third Party Sale has not been consummated pending all necessary Governmental Approvals having been obtained, the Third Party Sale Process Long Stop Date shall be extended to the date being twenty (20) days after all such Governmental Approvals have been obtained).

(e)               The aggregate net proceeds distributed or paid in such Third Party Sale (whether effected by way of selling the Equity Securities or the Luckin Shares) shall be distributed among the Shareholders in accordance with Part A of Exhibit E.

Section 4.3            Call Right Upon Failure of a Third Party Sale.

(a)               In the event that a Third Party Sale is not consummated on or prior to the Third Party Sale Process Long Stop Date (as extended in accordance with Section 4.2(d)), Centurium may at its option, at any time thereafter (except after a Drag-Along Sale is consummated in accordance with Section 4.4), require the Classic Eternity Parties to transfer all (and not less than all) of the Equity Securities held by them at a purchase price that will enable the Classic Eternity Parties to achieve the Minimum Return, which transfer shall be completed concurrently with the payment by Centurium of the Modified Call Price.

(b)               The procedures set forth in Section 3.3(b) to Section 3.3(c) shall apply mutatis mutandis to a transfer pursuant to this Section 4.3, except that the “Call Price” (as referred to therein) shall be the Modified Call Price.

Section 4.4            Drag-Along Right by the Classic Eternity Parties.

(a)               In the event that (i) a Third Party Sale is not consummated on or prior to the Third Party Sale Process Long Stop Date (as extended in accordance with Section 4.2(d)); and (ii) Centurium has not exercised its call right pursuant to Section 4.3 within ten (10) Business Days of the Third Party Sale Process Long Stop Date, Classic Eternity (the “Dragging Shareholder”) shall have the right, but not the obligation, subject to the time period in Section 4.4(b) and subject to Section 4.4(c), to sell all of the Equity Securities held by them to a third party for a cash purchase price equal to or greater than the then Fair Market Value of such Equity Securities and require the Centurium Parties (the “Dragged Shareholders”) to (x) transfer all of their Equity Securities for the same price per Equity Security (a “Drag-Along Sale”); (y) waive any dissenters’, appraisal or other similar rights in connection with such Drag-Along Sale; and (z) otherwise take all other actions reasonably necessary to consummate such Drag-Along Sale, including executing any consents, approvals or documents and making any filings or submissions with or to any Governmental Authority.

(b)               The Dragging Shareholder shall provide notice of such Drag-Along Sale to each Dragged Shareholder (a “Drag-Along Sale Notice”) at least thirty (30) Business Days prior to the consummation of the proposed Drag-Along Sale. The Drag-Along Sale Notice shall specify (i) the identity of the third party purchaser; (ii) the amount of consideration for which the transfer is proposed to be made, which shall be in cash; and (iii) the proposed closing date (if known) and all other material terms and conditions of such Drag-Along Sale. Subject to other rights that may be available to any Dragged Shareholder under this Agreement, each Dragged Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice (including agreeing to bear its share of any indemnities, purchase price adjustment, deferred payment, indemnification, earn-out or other similar payment obligations that could be triggered following consummation of the Drag-Along Sale as may be agreed to by the Dragging Shareholder, subject to Part A of Exhibit E); provided that the Dragged Shareholders shall not be obligated to (x) make any representations or warranties (other than as to title to the Equity Securities held by it, enforceability, due authorization and due execution, absence of conflicts and similar fundamental representations (which shall not include representations as to the business of the Company or Luckin)); or (y) agree to any restrictive covenant (other than any customary confidentiality obligations).

(c)               Notwithstanding anything to the contrary in the foregoing clauses (a) and (b), in the event that (i) any prospective purchaser proposes to directly purchase the Luckin Shares (as opposed to purchasing the Equity Securities of the Company); or (ii) the Centurium Parties or the Classic Eternity Parties desire for a transfer to be effected by way of transferring the Luckin Shares (as opposed to the Equity Securities), in lieu of effecting a transfer in accordance with the preceding clauses (a) or (b), the Parties shall cooperate and take all necessary actions such that the Company will transfer to the relevant third party purchaser all of the Luckin Shares.

(d)               The aggregate net proceeds distributed or paid in such Drag-Along Sale (whether effected by way of selling the Equity Securities or the Luckin Shares) shall be distributed among the Dragging Shareholder and the Dragged Shareholders in accordance with Part A of Exhibit E.

ARTICLE V

PROFIT SHARING MECHANISM

Section 5.1            Exit Event.

(a)               An “Exit Event” means a final event (or series of related events) following which all of the direct interest in the Company and indirect interest in Luckin held by the Centurium Parties and the Classic Eternity Parties will have been realized, which may be carried out as (i) a sale of all or substantially all of the Luckin Shares or Swapped Securities indirectly held by the Centurium Parties and the Classic Eternity Parties through the Company (or the Company having otherwise cashed out from its ownership of Luckin Shares, including due to a merger or liquidation of Luckin); (ii) a sale of all or substantially all of the Equity Securities by the Centurium Parties and the Classic Eternity Parties; (iii) any Permitted Share Distribution (and provided that any series of transactions consummated within any given period of thirty (30) Business Days shall be deemed to be the same Exit Event); or (iv) a liquidation of the Company.

(b)               In the event that (i) there occurs a stock-for-stock merger of Luckin with a public company following which the Company will hold publicly traded securities of a company traded on a Recognized Exchange (the “Swapped Securities”); (ii) there occurs a listing and Luckin Shares becomes publicly traded on a Recognized Exchange; or (iii) no Exit Event has occurred prior to the last day of the fifty-forth (54th) month following the last Closing Date and the Luckin Shares remain publicly traded on a Recognized Exchange (for the purposes here and Luckin Shares only, including, for the avoidance of doubt, on the over-the-counter market provided that the Luckin Shares traded thereon are in the form of ADS and the Company has reinstated its ADS program with The Bank of New York Mellon) at such time, Centurium may direct the Company to, in which case the Company shall, make a distribution of all of the Swapped Securities or Luckin Shares (as applicable) (which may be either in the form of shares or of corresponding ADS) held by it to the Shareholders, and the proceeds thereof shall be distributed in accordance with Part A of Exhibit E. A distribution referred to in the foregoing clause (i), (ii) or (iii) shall be a “Permitted Share Distribution”. Subject to applicable Laws, any Permitted Share Distribution under the foregoing clause (ii) may be effected (x) immediately prior to the listing of the relevant Equity Securities on a Recognized Exchange if such listing occurs after the last day of the fifty-forth (54th) month following the last Closing Date, in which case (A) each Shareholder entitled to receive such Permitted Share Distribution shall enter into a lock-up agreement on terms and conditions agreed by and applicable to the Centurium Parties in connection with such listing; and (B) the Fair Market Value of the relevant securities shall be calculated based on the listing price rather than on the 30-Day VWAP for purposes of applying the Profit Sharing Mechanism or (y) after the expiry of the applicable post-listing lock-up period if such listing occurs before the last day of the fifty-forth (54th) month following the last Closing Date.

Section 5.2            The Parties further agree to comply with the provisions set forth in Exhibit E.

Section 5.3            [Intentionally Left Blank.]

Section 5.4            Giveback.

(a)               Subject to applicable Laws, at any time or from time to time, the Centurium Parties may require each other Shareholder and former Shareholder to return to the Company part or all of the aggregate amount of the Distributed Proceeds or Sale Proceeds previously received by such Person, as determined by the Centurium Parties in its sole discretion, for the purpose of meeting such Shareholder’s Pro Rata Portion of the Expenses, indemnification obligations and other obligations pursuant to this Agreement (which shall exclude liabilities or obligations to the extent directly and proximately caused by the Centurium Parties (i) acting in a manner that constituted either actual fraud, gross negligence or willful malfeasance, (ii) willfully and materially breaching the provisions of this Agreement, or (iii) willfully and materially violating applicable securities laws with respect to the Company and such violation has a material adverse effect on the conduct of the Company’s business, in each case as finally determined by a court of law); provided that any such claw back obligation shall be applied to the Shareholders and former Shareholders on a pro rata basis based on the amount of Distributed Proceeds and Sale Proceeds previously received by each of them, provided further that in no event shall any Shareholder or former Shareholder be required to return amounts pursuant to this Section 5.4 that in the aggregate exceed the aggregate amount of Distributed Proceeds and Sale Proceeds received by such Shareholder or former Shareholder, and in no event shall any Shareholder or former Shareholder be required to return amounts pursuant to this Section 5.4 after the tenth (10th) anniversary of the last Closing Date except to fund any liabilities (x) that the Centurium Parties or the Company is in the process of litigating, arbitrating or otherwise settling as of such tenth (10th) anniversary date and (y) of which the Centurium has delivered to the Company prior to such tenth (10th) anniversary date written notice of such litigation, arbitration or settlement process. For the avoidance of doubt, Section 8.3(c) shall prevail in connection with any claw back arrangements in connection with Public Notice 7 Taxes. This Section 5.4(a) shall survive any termination of this Agreement if this Agreement is terminated prior to the tenth (10th) anniversary of the last Closing Date.

(b)               any distributions returned by a Shareholder or former Shareholder pursuant to this Section 5.4 shall not be treated as capital contributions to the Company, but shall be treated as returns of distributions. All obligations of any Shareholder or former Shareholder to return distributions to the Company pursuant to this Section 5.4 shall be binding upon and enforceable against any successor in interest to such Shareholder or former Shareholder. In no event shall the obligation of any Shareholder to return distributions pursuant to this Section 5.4 be enforceable for the benefit of any Person other than the Company, the Centurium Parties or an Indemnified Person or any of their respective successors and assigns.

(c)               In the event that (i) there is an upward price adjustment or similar event in relation to a Coordinated Sale, an Interim Sale or an Exit Event that results in the buyer(s) / purchaser(s) in any such transaction making further payment to the Company or the Shareholders; or (ii) any proceeds from the aforementioned transactions are retained and not distributed to the Shareholders to satisfy or provide a reserve for any costs, expenses, Taxes or other actual or potential liabilities in connection with such transactions, following which any such retention is no longer required for any such purpose set out in the foregoing sentence, such further payment or proceeds shall be distributed to the Shareholders on a pro rata basis in accordance with their respective Pro Rata Portions; provided that as between the Profit Sharing Participants, the Pro Rata Portion of such Distributed Proceeds and Sale Proceeds attributable to the Profit Sharing Participants shall be subject to Part A of Exhibit E and the Interim Sale Profit Sharing Mechanism in Section 6.3, as applicable.

ARTICLE VI

INTERIM SALE AND DISTRIBUTIONS

Section 6.1            Interim Sale. Without limiting the Profit Sharing Mechanism as set forth in ARTICLE V in connection with an Exit Event, each of the Shareholders agrees and acknowledges that the Company shall, from time to time, as directed by Centurium at its sole discretion, sell a portion of the Luckin Shares owned by it to any Person for any form of consideration on terms and conditions approved by Centurium (an “Interim Sale”).

Section 6.2            Interim Distributions. The Shareholders agree that:

(a)               upon the consummation of an Interim Sale prior to an Exit Event, proceeds generated by the Company from such Interim Sale (including disposal proceeds, and any other proceeds generated from such Interim Sale and available for distribution to the Shareholders), net of all Transaction Expenses incurred by the Company in connection with such Interim Sale and any amounts that Centurium may reasonably determine to retain in the Company to satisfy any costs, expenses, Taxes or other actual or potential liabilities of the Company, shall be distributed to the Shareholders no later than thirty (30) Business Days following the consummation of such Interim Sale in accordance with Section 6.3; and

(b)               any other dividends or distributions that the Company may make prior to an Exit Event in accordance with this Agreement, the Articles or applicable Laws shall be distributed to each Shareholder in accordance with Section 6.3.

Section 6.3            Interim Sale Profit Sharing Mechanism. As between the Profit Sharing Participants, in the event of any Interim Sale or Coordinated Sale (or other distribution by the Company to the Shareholders) that occurs prior to an Exit Event (with respect to which Part A of Exhibit E shall apply), the Distributed Proceeds and Sale Proceeds shall be distributed to the Shareholders on a pro rata basis in accordance with their respective Pro Rata Portions; provided that as between the Profit Sharing Participants, the Pro Rata Portion of such Distributed Proceeds and Sale Proceeds attributable to the Profit Sharing Participants shall be allocated among the Profit Sharing Participants as follows (the “Interim Sale Profit Sharing Mechanism”):

(a)               first, 100% of such Distributed Proceeds and Sale Proceeds shall be distributed to the Classic Eternity Parties until such time as the Classic Eternity Parties shall have achieved the Maximum Return (after taking into consideration all Distributed Proceeds and Sale Proceeds previously received by the Classic Eternity Parties in respect of their Equity Securities), and

(b)               thereafter, 100% of such Distributed Proceeds and Sale Proceeds shall be distributed to the Centurium Parties.

ARTICLE VII

WARRANTIES

Section 7.1            Warranties by Each Party. Each Party warrants to each of the other Parties as of the date hereof (or, in the case of any party that may execute a Deed of Adherence to become a party to this Agreement at any time after the date hereof, as of the date of such Deed of Adherence) that:

(a)               Capacity. Such Party has the requisite organizational power or legal capacity to enter into this Agreement and perform such Party’s obligations hereunder.

(b)               Due Authorization. This Agreement has been duly authorized, executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms.

(c)               No Conflict. The execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby or under the other Transaction Documents to which such Party is a party will not (i) violate any provision of any Charter Document of such Party, (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority or any other person pursuant to any Contract to which such Party is a party or by which such Party is bound, other than any such consent, approval, action or filing that has already been duly obtained or made or otherwise explicitly required hereunder, (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which such Party is a party or by which such Party is bound, or (iv) violate any applicable Laws.

(d)               Litigation. There are no Proceedings pending or, to such Party’s knowledge, threatened against it, before or by any Governmental Authority, which would adversely affect its ability to perform any of its obligations under any Transaction Document to which it is a party or the consummation of the transactions contemplated under the Transaction Documents.

(e)               Insolvency. No legal proceedings or other formal enforcement procedure has been taken against such Party in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management or provisional supervision other than a solvent liquidation or reorganization; (ii) the appointment of a liquidator, receiver, judicial manager, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of it or any of its assets; or (iii) the enforcement of any security over all or substantially all of its assets.

ARTICLE VIII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 8.1            Conflicting Agreements. Each Shareholder represents and agrees that, unless otherwise agreed in this Agreement, it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Equity Securities owned, directly or indirectly, by it; (b) enter into any agreement or arrangement of any kind with any Person with respect to any Equity Securities owned, directly or indirectly, by it in any manner that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of the Equity Securities owned, directly or indirectly, by it; or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of the Equity Securities owned, directly or indirectly, by it in any manner that is inconsistent with the provisions of this Agreement.

Section 8.2            Share Pledges.

(a)               Each of the Parties agrees that, in the event of any Coordinated Sale before the consummation of an Exit Event, the pledge of the Equity Securities owned by Centurium as of the Effective Date in accordance with the Original Share Pledge will be partially released with respect to the Equity Securities that are subject to such Coordinated Sale as and when such Equity Securities are Transferred in compliance with the terms hereunder; provided that in such Coordinated Sale, (i) the Sale Proceeds received by the Classic Eternity Parties shall be sufficient for the Classic Eternity Parties to achieve an IRR equal to or greater than the Minimum Return (calculated by taking into account only the portion of the Capital Contribution made in respect of the Equity Securities that are subject to the relevant Coordinated Sale), and (ii) the LTV Requirement will continue to be met immediately following consummation of such Coordinated Sale.

(b)               Without limiting Section 8.2(a), in the event that Centurium Transfers any Equity Securities to any Permitted Transferee, such Permitted Transferee shall promptly enter into a Supplemental Share Pledge with Classic Eternity or any other Classic Eternity Party pursuant to which such Equity Securities Transferred from Centurium shall be pledged in favor of Classic Eternity or any other Classic Eternity Party on terms and conditions similar to those in the Original Share Pledge. Upon execution of such Supplemental Share Pledge, pledge of such amount of Equity Securities Transferred from Centurium to its Permitted Transferee under the Original Share Pledge shall be released in full.

(c)               In the event of a Pro Rata Subscription, Centurium Parties shall promptly enter into a Supplemental Share Pledge with Classic Eternity or any other Classic Eternity Party pursuant to which any additional Equity Securities issued to Centurium Parties in connection with the Pro Rata Subscription shall be pledged in favor of Classic Eternity or any other Classic Eternity Party on terms and conditions similar to those in the Original Share Pledge.

(d)               Each of the Centurium Parties and the Classic Eternity Parties further agrees to enter into all necessary documents and take all necessary actions to effectuate any perfection of a Supplemental Share Pledge or release pursuant to this Section 8.2.

Section 8.3            Tax Matters.

(a)               Each of the Shareholders covenants and agrees that it shall provide promptly, and update periodically, at any times reasonably requested by the Company or any Centurium Party, any information (or verification thereof) the Company or any Centurium Party deems necessary to comply with any requirements imposed under applicable Tax Laws (including under any Foreign Account Reporting Requirements).

(b)               The Company shall prepare or cause to be prepared in accordance with applicable Laws all required Tax Returns of the Company and shall cause such Tax Returns to be timely filed.

(c)               Each Shareholder hereby undertakes in favor of the Company to comply with all applicable Tax Laws in respect of the Equity Securities held by it (including PRC Tax Laws relating to Public Notice 7 Taxes), and to timely make all such filings and withhold or pay all such Taxes, interests or other payment as may be required thereunder. Notwithstanding anything to the contrary in this Agreement, the Company and its Affiliates shall (i) be entitled to deduct and/or withhold from the amounts otherwise payable to any Person pursuant to this Agreement such amounts as required to be deducted or withheld with respect to the making of such payment under applicable Tax Laws (to the extent that amounts are so deducted and/or withheld by the Company (or the Company’s Affiliates), such deducted and/or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and/or withholding was made); or (ii) claw back any amount as required to be paid by the Company under applicable Tax Laws from the Shareholders in connection with any transactions contemplated hereunder (including any Permitted Share Distribution), except in respect of Public Notice 7 Taxes that may arise from any Transfer of Equity Securities of the Company, there shall be no such deduction, withholding or claw back if the relevant Shareholder is able to provide the Company with adequate evidence to the Company’s reasonable satisfaction that the relevant Tax filings have been made in accordance with applicable Laws and (x) the Relevant PRC Tax authority has determined that no Public Notice 7 Taxes are payable by such Shareholder in respect of the relevant Transfer, or (y) any and all Public Notice 7 Taxes required to be paid by such Shareholder in respect of the relevant Transfer have been paid. This Section 8.3(c) shall survive any termination of this Agreement with respect to such Shareholder.

(d)               If the Company has incurred any Hong Kong Taxes (as defined below) (“Incurred HK Taxes”), the Centurium Parties shall indemnify the Classic Eternity Parties for its Pro Rata Portion of such Incurred HK Taxes; provided that such indemnification by the Centurium Parties shall include, but not limited to, any reduced distribution to the Classic Eternity Parties by the Company as a result of any payment or withholding of Hong Kong Taxes by the Company or any of its Affiliates; provided further that this paragraph shall not apply to any Taxes imposed on and calculated by reference to the net income actually received or receivable directly or indirectly by the Classic Eternity Parties (but, for the avoidance of doubt, not including any sum deemed for the purposes of Hong Kong Taxes to be received or receivable by the Classic Eternity Parties but not actually received or receivable) by the jurisdiction in which the Classic Eternity Parties are incorporated or resident at. The Parties agree that the indemnification provided by the Centurium Parties to the Classic Eternity Parties pursuant to this Section 8.3(d) shall remain effective from the date hereof until the completion of the winding-up and dissolution of the Company.

For the purpose of this paragraph, “Hong Kong Taxes” means any Taxes imposed on the Company or any of its Affiliates by Hong Kong, together with interest and penalties (administrative, civil or criminal) thereon, arising out of the Company or any of its Affiliates being deemed as carrying on a business in Hong Kong. “Hong Kong Taxes” shall not include (i) any stamp duty, together with interests and penalties (administrative, civil or criminal) thereon imposed on the Company by Hong Kong that are derived from a sale, listing, transfer or other disposition of securities by the Company and not in connection with the Company being deemed as carrying on a business in Hong Kong and (ii) any Hong Kong Taxes imposed as a result of any change in applicable Laws, practice, guidance or policy in Hong Kong relating to Taxes after the date hereof.

Notwithstanding anything to the contrary in the Transaction Documents, the Investor hereby agrees not to disclose the terms (including the existence of such terms) under this Section 8.3(d) unless otherwise agreed by Centurium, except to the extent that (i) the disclosure is required by applicable Law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree to disclose, or (ii) the disclosure is to Affiliates, directors, officers, employees and professional advisers of Classic Eternity Parent (as defined in the Investment Agreement) (but not including, for the avoidance of doubt, any underlying investor or equity holders of any fund managed and/or advised by Classic Eternity Parent (as defined in the Investment Agreement) and/or its Affiliates), and such disclosure is solely on a confidential and need-to-know basis.

Section 8.4            Information Right. The Company undertakes to each Shareholder that it will promptly deliver or cause to be delivered to such Shareholder, any information or material it receives from Luckin as a shareholder of Luckin.

Section 8.5            Distribution by Bidco. Promptly after the last Closing Date or after the Luckin SPA is terminated in accordance with its terms, the Centurium Parties shall procure the Bidco to effect a distribution in kind of the Luckin Shares then held by the Bidco to the Company and the Centurium Parties shall use commercially reasonable efforts to procure the completion of such distribution within thirty (30) Business Days after the last Closing Date, such that, as a result of such distribution, the Company will own 100% of the Luckin Shares directly (and the Company will no longer hold any interest in the Bidco). For the avoidance of doubt, pending the completion of such distribution, the Centurium Parties and the Company shall remain obliged for their performance under ARTICLE III, ARTICLE IV, ARTICLE V and ARTICLE VI (as applicable), as if such distribution had been completed. The Parties further agree to comply with the provisions set forth in Part B of Exhibit D.

Section 8.6            Additional Covenants by the Company. For so long as any of the Classic Eternity Parties holds any Equity Securities, unless otherwise agreed by Classic Eternity in writing, the Company undertakes not to:

(a)               (i) incur, create or guarantee any new or additional indebtedness; or (ii) incur any Lien over assets of the Company, in each case of (i) or (ii), except for any obligations to service providers and advisor fees and expenses incurred in accordance with the other terms of this Agreement and any transactions (whether in a single transaction or a series of related transactions) in connection with which the Classic Eternity Parties will have received an aggregate amount that would enable the Classic Eternity Parties to achieve the Maximum Return); or

(b)               engage in any other businesses or acquiring any other assets (other than for an investment in Luckin), either by itself or through a Controlled subsidiary or joint venture or otherwise.

Section 8.7            Additional Covenant by Classic Eternity Parties. In the event that Centurium or any of its Affiliates is required to make any notification, reporting or filing by any Governmental Authority in connection with the transactions contemplated under the Transaction Documents or the Luckin Investment, upon reasonable request by Centurium, the Classic Eternity Parties, subject to its consent, shall use commercially reasonably endeavors to cooperate with Centurium or its Affiliates in connection with such filings and submissions, including, without limitation, by providing any information as may be reasonably requested for the purposes of such filings and submission.

ARTICLE IX

 MISCELLANEOUS

Section 9.1            Governing Law. This Agreement shall be governed by and construed exclusively in accordance the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

Section 9.2            Dispute Resolution. The Parties agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the Parties are unable to resolve a dispute arising hereunder within thirty (30) days of commencing such consultation, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement) shall be submitted to the Hong Kong International Arbitration Center (the “HKIAC”) for arbitration under the HKIAC Administered Arbitration Rules in effect at the time of the application for arbitration in effect at the time of the application for arbitration. The arbitration shall be conducted by three (3) arbitrators. For the arbitration tribunal, the claimant(s) shall jointly appoint one (1) member of the arbitration tribunal and the respondent(s) shall jointly appoint one (1) member of the arbitration tribunal. The appointment of the third arbitrator shall be agreed by the claimant(s) and the respondent(s). If they fail to reach such an agreement within thirty (30) days after the appointment of the first member of the arbitration tribunal, the chair of the tribunal shall appoint the third arbitrator. The third (3rd) arbitrator shall act as chair of the tribunal. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any party in connection with the arbitration shall be borne by the losing party. Nothing in this Section 9.2 shall be construed as preventing any party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 9.3.

Section 9.3            Specific Performance. Each Party acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limitation to any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 9.4            Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, representations and warranties, whether written or oral, among the Parties with respect to the subject matter hereof (collectively, “Prior Agreements”). In the event of any conflict or inconsistency between any of the terms of this Agreement and Prior Agreements, the terms of this Agreement shall prevail in all respects.

Section 9.5            Successors and Assigns.

(a)               The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments.

(b)               This Agreement and the rights and obligations of each Party hereunder may not be assigned without the prior written consent of (i) the Company; (ii) Centurium; and (iii) Classic Eternity; provided that any Shareholder may assign its rights and obligations hereunder to (x) a Permitted Transferee of such Person that has acquired Equity Securities from such Shareholder as permitted under and in accordance with the terms of this Agreement in accordance with the Deed of Adherence executed by such Person; and (y) a Transferee of such Person (other than a Permitted Transferee) that has acquired Equity Securities from such Shareholder as permitted under and in accordance with the terms of this Agreement in accordance with the Deed of Adherence executed by such Person, in each of the foregoing (x) or (y), without the prior written consent of the other Parties; provided, further that the rights in ARTICLE II, Section 3.3, Section 3.5, Section 3.6, ARTICLE IV, ARTICLE V, ARTICLE VI and any other rights hereunder that by their terms are specific to or attributable to a specific Shareholder shall not be transferable or assignable to any other Person which is not a Permitted Transferee of such Shareholders pursuant to this clause (b). As a condition of such assignment, each successor or assignee shall agree in writing to be subject to each of the terms of this Agreement by execution of a Deed of Adherence in the form of Exhibit A attached hereto and shall be deemed to be a party hereto as if the signature of such successor or assignee appeared on the signature pages of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 9.6            No Third Party Beneficiaries; No Partnership. Other than Section 9.15 (which shall be for the benefit of, and may be enforced by, the terms of this Agreement are not intended to be enforceable by virtue of the Contracts (Rights of Third Parties) Law, 2014 by any Person who is not a party to this Agreement), nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties. Notwithstanding the foregoing, the Parties agree that any Person who executes and delivers to the Company a Deed of Adherence (and such delivery is accepted by the Company) after the date hereof shall be deemed to be a party to this Agreement from the date of the delivery and shall be afforded the applicable rights and privileges under this Agreement. Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties hereto.

Section 9.7            Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing to the number or address set forth in Exhibit B hereto (or in the Deed of Adherence of such Party, as applicable) and shall be conclusively deemed to have been duly delivered (a) when hand-delivered to the other Parties, upon delivery; (b) when sent by next-day or second-day courier service (provided that the sending party receives a confirmation of delivery from the courier service); or (c) when sent by electronic mail at the number or address upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.7, by giving the other Parties written notice of the new address in the manner set forth above.

Section 9.8            Amendments; Waiver.

(a)               Any provision of this Agreement may be amended only with the written consent of each of (i) the Company and (ii) the Shareholders; provided that no such written consent is required if such amendment is made to update Exhibit B pursuant to this Agreement and a copy of such amendment is delivered to all Shareholders promptly thereafter. Any amendment effected in accordance with this Section 9.8(a) shall be binding upon all the Parties.

(b)               No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party against whom the waiver is to be effective. No failure or delay by a Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

Section 9.9            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or of an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall it be construed to be any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Party, shall be cumulative and not alternative.

Section 9.10        Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Articles, Sections and Exhibits herein are to Articles, Sections and Exhibits of this Agreement.

Section 9.11        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Without limiting the generality of the foregoing, facsimile and e-mailed copies of signatures in portable document format (PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 9.12        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the Parties’ intent in entering into this Agreement.

Section 9.13        Fees and Expenses.

(a)               The Company shall bear and be charged with all Expenses (including as described below in this Section 9.13) before any distributions may be made to the Shareholders. Appropriate reserves for contingent and other liabilities (including any litigation or arbitration or any insurance or indemnification or extraordinary expense or liability relating to the affairs of the Company, including any judgment or settlement in connection therewith) and any Expenses payable by the Company (including as described below) may be determined and withheld from assets otherwise distributable to the Shareholders (including pursuant to ARTICLE V or ARTICLE VI) as reasonably determined by Centurium.

(b)               The Company shall bear and be charged with (i) all of the Transaction Expenses incurred by the Company in connection with the Luckin Investment (including the distribution in accordance with Section 8.5); (ii) the Company’s pro rata portion (being the ratio of the number of Luckin Shares to the Bidco Luckin Shares) of all of the aggregate Transaction Expenses incurred by the Bidco in connection with the Luckin Investment as well as all of the expenses relating to the incorporation and establishment of the Company; (iii) all out-of-pocket fees, expenses, liabilities and disbursements (including, without limitation, the fees, costs, expenses and disbursements of lawyers, accountants, consultants and other representatives or advisors) incurred by the Company or Centurium or their Affiliates in connection with (A) the incorporation and establishment of the Company; (B) issuing shares of the Company; (C) all administrative activities of the Company including the maintenance of books and records of the Company and organizational, administrative and operating expenses; (D) any recapitalization of the Company or similar transactions; (E) developing, negotiating, structuring, holding and disposing of any securities held by the Company; (F) retaining outside tax advisors, accountants, consultants, administrators, attorneys, auditors and other representatives or advisors for or on behalf of the Company; (G) liquidating or dissolving the Company; or (H) fees or other governmental charges levied against the Company or any tax audit, investigation, settlement or review of the Company; and (iv) the Company’s pro rata portion (being the ratio of the number of Luckin Shares to the Bidco Luckin Shares) all out-of-pocket fees, expenses, liabilities and disbursements (including, without limitation, the fees, costs, expenses and disbursements of lawyers, accountants, consultants and other representatives or advisors) incurred by the Bidco or Centurium or their Affiliates in connection with (A) the incorporation and establishment of the Bidco; (B) issuing shares of the Bidco; (C) all administrative activities of the Bidco including the maintenance of books and records of the Bidco and organizational, administrative and operating expenses; (D) any recapitalization of the Bidco or similar transactions; (E) developing, negotiating, structuring, holding and disposing of any securities held by the Bidco; (F) retaining outside tax advisors, accountants, consultants, administrators, attorneys, auditors and other representatives or advisors for or on behalf of the Bidco; (G) liquidating or dissolving the Bidco (including the distribution in kind of Bidco Luckin Shares in connection therewith); or (H) fees or other governmental charges levied against the Bidco or any tax audit, investigation, settlement or review of the Bidco ((i) through (iv), collectively, the “Expenses”, which shall exclude liabilities to the extent directly and proximately caused by the Centurium Parties (x) acting in a manner that constituted either actual fraud, gross negligence or willful malfeasance, (y) willfully and materially breaching the provisions of this Agreement or the Luckin SPA, or (z) willfully and materially violating applicable securities laws with respect to the Company and such violation has a material adverse effect on the conduct of the Company’s business, in each case as finally determined by a court of law)). If requested by Centurium, each Shareholder shall contribute to the Company, within ten (10) Business Days’ of the Company’s request, its Pro Rata Portion of any Expenses required to be paid by the Company (to the extent not paid out of the proceeds of the Capital Contributions), provided that all Operational Expenses incurred in the ordinary course of business shall be subject to a cap of US$160,000 per calendar year (it being understood that any Operational Expenses in connection with any dissolution, liquidation, litigation, or other dispute resolution, any additional funding, subscription or purchase, any restructuring or recapitalization or sale or any Exit Event, conversion of ADS, or any investigation or enforcement of right shall not be deemed as Operational Expenses in the ordinary course of business).

(c)               Each Party will bear its own fees and expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(d)               From time to time, the Company shall (i) withhold from assets otherwise distributable to each Shareholder (including pursuant to ARTICLE V or ARTICLE VI) or (ii) require each Shareholder to reimburse the Company, in the case of either clause (i) or (ii), an amount equal to such Shareholder’s Pro Rata Portions of all Expenses. In the event that the Company requires the Shareholders to reimburse the Company pursuant to clause (ii) of the preceding sentence, the Shareholders shall pay such amounts into an account specified by the Company or Centurium within ten (10) Business Days of receipt of an invoice therefor.

Section 9.14        Confidentiality and Publicity.

(a)               Disclosure of Terms. The existence of and the transactions contemplated under the Transaction Documents, the terms and conditions of the Transaction Documents and the identities of the Parties and their respective Affiliates (collectively, the “Transaction Terms”) shall be kept confidential and shall not be disclosed by any Party, its Affiliates or any of its and its Affiliates’ Representatives to any third party except with the consent of the other Parties or otherwise in accordance with the provisions set forth below.

(b)               Disclosure of Confidential Information. Any Confidential Information of any Party shall be kept confidential by the other Parties and shall not be disclosed by such Party, its Affiliates or any of its and its Affiliates’ Representatives to any third party without the prior written consent of the other Parties, except in accordance with the provisions set forth below, and such Party undertakes to the other Parties that it shall not use any Confidential Information concerning the other Parties or any of their Affiliates in a manner that is detrimental to them in any way. “Confidential Information” means, with respect to any Person, any information, knowledge or data of such Person, including any data, information, ideas, knowledge and materials concerning the organization, business, technology, safety records, investment, finance, transactions, customers, products or affairs of such Person, and any other information or materials prepared by any Party, its Affiliates or any of its and its Affiliates’ Representatives that contains or otherwise reflects, or is generated from, Confidential Information, but excluding any information that is or becomes available in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

(c)               Permitted Disclosures. In the event that any Party is requested by any Governmental Authority or becomes legally compelled (including pursuant to the rules and regulations of any Governmental Authorities) to disclose the existence of this Agreement, any other Transaction Documents, any of the exhibits and schedules attached to such agreements, or any of the Transaction Terms hereof or thereof, or any Confidential Information concerning the other Parties or any of their Affiliates in contravention of the provisions of this Section 9.14, such Party (the “Disclosing Party”) shall to the extent practicable and permitted by Laws, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use commercially reasonable endeavors to seek a protective order, confidential treatment or other appropriate remedy with respect to the information which is legally required to be disclosed (except for a copy of this Agreement to the extent required to be disclosed by Law or rules or regulations of any Governmental Authority). In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise commercially reasonable endeavors to keep confidential such information. Notwithstanding any other provision of this Section 9.14 to the contrary, each Party may disclose the Transaction Terms and its investment solely to its Affiliates, its or its Affiliates’ directors, officers, employees, accountants, auditors, business or financial advisors, and attorneys (each, a “Representative”) on a need-to-know basis, if each such Representative shall be subject to either professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Section 9.14. Each Party shall be liable for any breach of confidentiality obligations by its Representatives.

(d)               Publicity. No Party, its Affiliates or their respective Representatives shall make any public announcement or press release with respect to the subject matter of this Agreement or any Transaction Terms unless such public announcement or press release is in form and substance approved by the other Parties. Each Party shall not, and shall cause its Representatives not to, without the prior written consent of the other Parties use the names of, or any trade name, trademark, commodity pattern, service mark, sign, or the abbreviation or imitation thereof owned by the other Parties or their respective Affiliates in advertising, publicity or other activities.

(e)               Other Information. The nondisclosure agreement executed by an Affiliate of Classic Eternity and Centurium Capital Management Ltd. dated June 7, 2021 shall hereby be terminated and entirely replaced and superseded by the provisions of this Section 9.14 from the date hereof, without release of any party from any liability arising thereunder prior to such termination.

(f)                Notices. All notices required under this Section 9.14 shall be made pursuant to Section 9.7 of this Agreement.

Section 9.15        No Recourse.

(a)               None of the Centurium Parties, the Classic Eternity Parties or any of their respective Affiliates, or any former, current or future, direct or indirect, general or limited partner, manager, member, shareholder, director, officer, management company, successor, predecessor, employee, trustee or agent, of the Centurium Parties, the Classic Eternity Parties or any of their respective Affiliates, (each, an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Company or to any of the Shareholder, or any of their Affiliates or successors or assigns for any act or omission performed or omitted by any of them in good faith that relates to the Company (including any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation), except (i) solely with respect to any Centurium Party, in connection with any breach of this Agreement by such Centurium Party, (ii) solely with respect to any Classic Eternity Party, in connection with any breach of this Agreement by such Classic Eternity Party, or (iii) by reason of acts or omissions related to the Company which is found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to be the result of such Indemnified Person’s fraud or willful misconduct. To the maximum extent permitted by Law, the Person bringing a claim against any Indemnified Person shall bear the burden of establishing a prima facie case that an Indemnified Person is not entitled to the benefit of the exculpation provisions set forth in this Section 9.15.

(b)               To the fullest extent permitted by applicable Laws, and notwithstanding any other provision of the Transaction Documents or applicable provisions of law or equity or otherwise, no Centurium Party or Classic Eternity Party shall (i) have any fiduciary or other duties (contractual or otherwise) to the Company or any Shareholder other than the duty to comply with the applicable terms and provisions of the Transaction Documents; or (ii) be obligated to do or perform any act or thing in connection with the Company not expressly set forth in the Transaction Documents.

(c)               Except as provided in this Section 9.15, no Indemnified Person shall be liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the Company or of any other Shareholder. All claims or causes of action (whether in law or equity, in contract, tort or otherwise) that may be based upon, arise out of or relate to the Transaction Documents, or the negotiation, execution or performance of this the Transaction Documents, may be made only against the entities that are expressly identified as Parties hereto; and no past, present or future, direct or indirect, general or limited partner, manager, member, shareholder, director, officer, management company, successor, predecessor, employee, trustee or agent of any Party (including any Person negotiating or executing the Transaction Documents on behalf of a Party hereto), unless Party to this Agreement, shall have any liability or obligation with respect to any Transaction Document or with respect any claim or cause of action (whether in law or equity, in contract, tort or otherwise) that may arise out of or relate to any Transaction Document, or the negotiation, execution or performance of any Transaction Document.

(d)               Except as provided in Section 9.15(a) and without limiting (i) any obligations to pay Expenses or other amounts pursuant to the terms set forth in the Transaction Documents or (ii) the rights of the Company to maintain appropriate reserves (as determined by the Centurium Parties), to the fullest extent permitted by Law, the debts, obligations and liabilities of the Company, whether arising in law or equity, in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no former, current or future Shareholder (including the Centurium Parties and the Classic Eternity Parties) shall have any obligation whatsoever for any such debt, obligation or liability of the Company solely by reason of being a Shareholder. The failure of the Company to observe any formalities or requirements relating to the exercise of its power or management of its business or affairs under the Transaction Documents shall not be grounds for imposing personal liability on the Shareholders for any debts, obligations or liabilities of the Company. Each of the Shareholders acknowledges and agrees that in no event shall the Centurium Parties or the Classic Eternity Parties be deemed to have agreed to, or otherwise be obligated to, bear, be charged with or otherwise pay or be responsible for in any manner any fees, costs, liabilities and expenses of the Company, including any Expenses or any fees, costs, liabilities and expenses arising from or relating to any litigation or arbitration or any insurance or indemnification or extraordinary expense or liability relating to the affairs of the Company, including any judgment or settlement in connection therewith.

Section 9.16        Effectiveness; Termination. This Agreement shall become effective with respect to any Party upon the later of (a) the first Closing Date or (b) the date when such Party executes this Agreement or subsequently becomes a party by executing a Deed of Adherence (such later date on which this Agreement become effective with respect to a Party, the “Effective Date”). This Agreement shall (i) with respect to all Parties, immediately and automatically terminate upon mutual consent of all of the Parties, and (ii) with respect to any Shareholder, terminate upon the time when it no longer holds any Equity Securities of the Company. If this Agreement is terminated with respect to any Party, such Party, and if this Agreement is terminated with respect to all Parties, all Parties, in each case, shall be released from its obligations, and shall cease to enjoy any rights, under this Agreement; provided, however, that (A) the obligations expressly stated herein to survive any termination of this Agreement and the provisions of Section 3.1(f), Section 5.4(a), Section 8.3(c), this ARTICLE IX (including Section 9.14) shall survive such termination, (B) no such termination shall release any Party from any liability arising prior to such termination, and (C) any such termination with respect to a Party shall not prejudice any rights or obligations of such Party that were duly assigned in accordance with the terms hereof prior to such termination, which rights and obligations shall continue unaffected by such termination.

Section 9.17        Parties’ Action. The Parties shall, to the maximum extent permitted by applicable Laws, take all necessary actions to give full force and effect to the provisions of this Agreement and the other Transaction Documents and consummate the transactions contemplated under the Transaction Documents. If there is any conflict between any provision of this Agreement and any provision of the Charter Documents of the Company, the provisions of this Agreement shall prevail as among the Parties, and the Parties shall procure that the Charter Documents of the Company are promptly amended, to the extent permitted by applicable Laws, in order to remove such conflict.

Section 9.18        Independent Nature of the Shareholders’ Obligations and Rights. The obligations of each Shareholder under this Agreement and the other Transaction Documents are several and not joint, and no Shareholder is responsible in any way for the representation, warranty, covenants made by or the performance or conduct of the other Shareholders in connection with the transactions contemplated under the Transaction Documents. Nothing contained herein or in any other Transaction Documents, and no action taken by any Shareholder pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Shareholders.

** REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK **

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

Camel ZQ Limited

...................................................

Name:

Title:

[Signature Page to Shareholders Agreement of Camel ZQ Limited]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CENTURIUM:

Camel Zhengqi Limited

...................................................

Name:

Title:

[Signature Page to Shareholders Agreement of Camel ZQ Limited]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Classic Eternity (Cayman) Limited

...................................................

Name:

Title:

[Signature Page to Shareholders Agreement of Camel ZQ Limited]

EXHIBIT A
FORM OF DEED OF ADHERENCE

The undersigned is executing and delivering to Camel ZQ Limited this Deed of Adherence pursuant to that certain Shareholders Agreement of Camel ZQ Limited dated [●] entered into by and among Camel ZQ Limited, Camel Zhengqi Limited and Classic Eternity (Cayman) Limited (as it may be amended, restated, supplemented or modified from time to time in accordance with its terms, the “Shareholders Agreement”). Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Shareholders Agreement.

The undersigned hereby acknowledges, agrees and confirms that, (i) it is the Transferee of certain [Class A Ordinary Shares and / or Class B Ordinary Shares] from [●] and, by its execution of this Deed of Adherence, it is made a party to the Shareholders Agreement and shall have all of the rights and obligations of [a Shareholder / Party / Centurium Party / Classic Eternity Party] thereunder from the date hereof as if it had executed the Shareholders Agreement [(except for the rights in ARTICLE II, Section 3.3, Section 3.5, Section 3.6, ARTICLE IV, ARTICLE V, ARTICLE VI and any other rights hereunder that by their terms are specific to or attributable to a specific Shareholder)]; and (ii) the “Effective Date” applicable to the undersigned shall be the date hereof. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

The address for notice of the undersigned shall be as follows:

Address:	[●]
Tel:	[●]
Email:	[●]
Attention:	[●]

This Deed of Adherence shall be governed by and construed exclusively in accordance with the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED by	)
By [●]	)
in the presence of:	)

Name:
[Name of witness]

Address:

Exhibit A

EXHIBIT B
ADDRESSES FOR NOTICES

If to the Company or the Centurium Parties:

c/o Centurium Capital Management (HK) Limited
Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Jun Liu, Andrew Chan
Email: jun.liu@centurium.com, andrew.chan@centurium.com

If to the Classic Eternity Parties:

the addresses/details for notices as set out in the Investment Agreement for Classic Eternity

Exhibit B

EXHIBIT C

Exhibit C

EXHIBIT D

Exhibit D

EXHIBIT E

Exhibit E